Exhibit 99.1
Rackspace Technology Reports Third Quarter 2020 Results

•Third Quarter Revenue of $682 million, up 13% Year-over-Year
•Record Quarterly Bookings of $315 million, an increase of 64% Year-over-Year
•Net loss of $101 million, or $(0.54) per diluted share
•Adjusted EBITDA was $191 million and Adjusted EBITDA margin was 28%
•Adjusted Earnings Per Share of $0.19, up 36% Year-over-Year

SAN ANTONIO, November 10, 2020 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end multicloud technology solutions company, today announced results for its third quarter ended September 30, 2020.

Rackspace Technology Chief Executive Officer Kevin Jones commented, “The third quarter represented continued strong execution and performance for Rackspace Technology as we continue to capitalize on the $400 billion multicloud market opportunity. We achieved another quarter of record results and improved against each of our key performance metrics. As a result, we are raising our full year 2020 guidance for revenue growth, Core Revenue growth, Adjusted EBITDA and Adjusted Earnings Per Share. As multicloud adoption continues to accelerate all over the world, Rackspace Technology will be there to capitalize on the opportunity.”

Third Quarter 2020 Results

Revenue was $682 million in the third quarter of 2020, an increase of 13% as compared to revenue of $602 million in the third quarter of 2019. Revenue for the third quarter of 2020 was positively impacted by the acquisition of Onica Holdings LLC (“Onica”) in November 2019 as well as new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, after giving effect to the acquisition of Onica as if it had occurred on January 1, 2019, revenue increased by 7% in the third quarter of 2020 as compared to the third quarter of 2019.

Revenue from our Core Segments (“Core Revenue”), comprised of Multicloud Services and Apps & Cross Platform, increased 18% in the third quarter of 2020 as compared to the third quarter of 2019. On a constant currency basis, after giving effect to the acquisition of Onica as if it had occurred on January 1, 2019, Core Revenue increased 10% in the third quarter of 2020 as compared to the third quarter of 2019.

Bookings were $315 million in the third quarter of 2020, an increase of 64% as compared to Bookings of $192 million in the third quarter of 2019. After giving effect to the acquisition of Onica as if it had occurred on January 1, 2019, Bookings increased 39% in the third quarter of 2020 as compared to the third quarter of 2019.

Net loss was $101 million in the third quarter of 2020, compared to net loss of $61 million in the third quarter of 2019.

Adjusted EBITDA was $191 million in the third quarter of 2020, an increase of 2% as compared to Adjusted EBITDA of $187 million in the third quarter of 2019.

Net loss per diluted share was $(0.54) in the third quarter of 2020, compared to net loss per diluted share of $(0.37) in the third quarter of 2019.

Adjusted Earnings Per Share was $0.19 in the third quarter of 2020, an increase of 36% as compared to Adjusted Earnings Per Share of $0.14 in the third quarter of 2019.

Capital expenditures were $48 million in the third quarter of 2020, compared to $55 million in the third quarter of 2019.

As of September 30, 2020, we had cash and cash equivalents of $253 million with no balance outstanding on our Revolving Credit Facility.

Full-year 2020 Financial Outlook

Rackspace Technology is increasing guidance for full year 2020, as follows:

	Previous Guidance	Updated Guidance
Consolidated revenue growth, Year-over-Year in constant currency	9.0% - 10.0%	10.0% - 11.0%
Core Revenue growth, Year-over-Year in constant currency	12.5% - 13.5%	14.0% - 15.0%
Adjusted EBITDA	$756 million - $760 million	$758 million - $762 million
Adjusted Earnings Per Share	$0.75 - $0.81	$0.79 - $0.81

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Consolidated revenue growth, Year-over-Year in constant currency or Core Revenue growth, Year-over-Year in constant currency guidance to the most directly comparable GAAP measures because it does not provide guidance on forward-looking foreign exchange rates given their potential variability, which could be significant. Further, Rackspace Technology has not reconciled Adjusted EBITDA or Adjusted Earnings Per Share guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Adjusted EBITDA and Adjusted Earnings Per Share guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, November 10, 2020, at 4:00pm CT / 5:00pm ET to discuss its third quarter 2020 results. Interested parties may access the conference call live over the phone by dialing 1-877-308-2053 (domestic) or 1-212-231-2930 (international) and requesting the Rackspace Technology Third Quarter 2020 Earnings Conference Call. A live webcast of the call will be available on Rackspace Technology’s website at https://ir.rackspace.com/news-and-events/events-and-presentations. An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on November 17, 2020, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and providing the passcode 21970890.

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward- looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Registration Statement on Form S-1 (File No. 333-239794), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Adjusted Consolidated Gross Profit, Adjusted Net Income (Loss), Adjusted EBIT, Adjusted EBITDA and Adjusted Earnings Per Share (“EPS”). These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Joe Crivelli
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,				Year-Over-Year Comparison
	2019		2020
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$601.7	100.0%	$681.7	100.0%	$80.0	13.3%
Cost of revenue	(347.9)	(57.8)%	(435.9)	(63.9)%	(88.0)	25.3%
Gross profit	253.8	42.2%	245.8	36.1%	(8.0)	(3.2)%
Selling, general and administrative expenses	(221.7)	(36.9)%	(260.5)	(38.2)%	(38.8)	17.5%
Income (loss) from operations	32.1	5.3%	(14.7)	(2.2)%	(46.8)	NM
Other income (expense):
Interest expense	(80.9)	(13.4)%	(68.3)	(10.0)%	12.6	(15.6)%
Loss on investments, net	(22.0)	(3.7)%	—	—%	22.0	(100.0)%
Loss on extinguishment of debt	—	—%	(37.0)	(5.4)%	(37.0)	100.0%
Other income, net	1.1	0.2%	0.7	0.1%	(0.4)	(36.4)%
Total other income (expense)	(101.8)	(16.9)%	(104.6)	(15.3)%	(2.8)	2.8%
Loss before income taxes	(69.7)	(11.6)%	(119.3)	(17.5)%	(49.6)	71.2%
Benefit for income taxes	9.2	1.5%	18.1	2.7%	8.9	96.7%
Net loss	$(60.5)	(10.1)%	$(101.2)	(14.8)%	$(40.7)	67.3%

Net loss per share:
Basic and diluted	$(0.37)		$(0.54)
Weighted average number of shares outstanding:
Basic and diluted	165.2		186.7
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,				Year-Over-Year Comparison
	2019		2020
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$1,811.0	100.0%	$1,990.9	100.0%	$179.9	9.9%
Cost of revenue	(1,054.2)	(58.2)%	(1,253.9)	(63.0)%	(199.7)	18.9%
Gross profit	756.8	41.8%	737.0	37.0%	(19.8)	(2.6)%
Selling, general and administrative expenses	(679.9)	(37.5)%	(707.5)	(35.5)%	(27.6)	4.1%
Gain on sale	2.1	0.1%	—	—%	(2.1)	(100.0)%
Income from operations	79.0	4.4%	29.5	1.5%	(49.5)	(62.7)%
Other income (expense):
Interest expense	(270.7)	(14.9)%	(209.2)	(10.5)%	61.5	(22.7)%
Gain on investments, net	121.4	6.7%	0.9	0.0%	(120.5)	(99.3)%
Gain (loss) on extinguishment of debt	9.5	0.5%	(37.0)	(1.9)%	(46.5)	NM
Other income (expense), net	(1.2)	(0.1)%	0.4	0.0%	1.6	NM
Total other income (expense)	(141.0)	(7.8)%	(244.9)	(12.3)%	(103.9)	73.7%
Loss before income taxes	(62.0)	(3.4)%	(215.4)	(10.8)%	(153.4)	NM
Benefit for income taxes	6.5	0.4%	33.4	1.7%	26.9	NM
Net loss	$(55.5)	(3.1)%	$(182.0)	(9.1)%	$(126.5)	NM

Net loss per share:
Basic and diluted	$(0.34)		$(1.05)
Weighted average number of shares outstanding:
Basic and diluted	165.2		172.6
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2019	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$83.8	$253.2
Accounts receivable, net of allowance for doubtful accounts and accrued customer credits of $17.0 and $16.5, respectively	350.3	430.4
Prepaid expenses	76.2	80.4
Other current assets	33.4	41.9
Total current assets	543.7	805.9

Property, equipment and software, net	727.8	892.8
Goodwill, net	2,745.8	2,741.0
Intangible assets, net	1,817.4	1,684.0
Operating right-of-use assets	308.3	162.5
Other non-current assets	129.4	136.9
Total assets	$6,272.4	$6,423.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$260.4	$264.3
Accrued compensation and benefits	128.5	95.7
Deferred revenue	66.6	59.6
Debt	29.0	29.0
Accrued interest	36.0	43.1
Operating lease liabilities	58.3	57.7
Financing obligations	42.9	46.3
Other current liabilities	50.2	84.4
Total current liabilities	671.9	680.1

Non-current liabilities:
Debt	3,844.3	3,392.2
Operating lease liabilities	256.5	108.4
Finance lease liabilities	88.4	351.9
Financing obligations	86.4	80.0
Deferred income taxes	326.9	266.9
Other non-current liabilities	99.2	152.0
Total liabilities	5,373.6	5,031.5

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 165.4 and 200.2 shares issued and outstanding, respectively	1.6	2.0
Additional paid-in capital	1,602.7	2,326.6
Accumulated other comprehensive income (loss)	12.0	(37.5)
Accumulated deficit	(717.5)	(899.5)
Total stockholders' equity	898.8	1,391.6
Total liabilities and stockholders' equity	$6,272.4	$6,423.1

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2019	2020
Cash Flows From Operating Activities
Net loss	$(55.5)	$(182.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	372.3	355.1
Amortization of operating right-of-use assets	52.4	50.7
Deferred income taxes	(10.3)	(40.2)
Share-based compensation expense	22.8	56.8
Gain on sale	(2.1)	—
(Gain) loss on extinguishment of debt	(9.5)	37.0
Unrealized (gain) loss on derivative contracts	56.7	(2.6)
Gain on investments, net	(121.4)	(0.9)
Provision for bad debts and accrued customer credits	14.7	11.0
Amortization of debt issuance costs and debt discount	13.7	13.9
Other operating activities	0.9	(2.5)
Changes in operating assets and liabilities:
Accounts receivable	(61.9)	(92.7)
Prepaid expenses and other current assets	(17.0)	(13.7)
Accounts payable, accrued expenses, and other current liabilities	(4.5)	(10.4)
Deferred revenue	(5.8)	(7.2)
Operating lease liabilities	(54.3)	(43.4)
Other non-current assets and liabilities	0.5	3.8
Net cash provided by operating activities	191.7	132.7
Cash Flows From Investing Activities
Purchases of property, equipment and software	(153.7)	(97.6)
Proceeds from sale	16.8	—
Other investing activities	4.6	5.4
Net cash used in investing activities	(132.3)	(92.2)
Cash Flows From Financing Activities
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	659.1
Proceeds from employee stock plans	—	11.3
Shares of common stock withheld for employee taxes	(1.0)	(2.0)
Repurchase of common stock	(2.2)	—
Cash settlement of share-based awards	(1.5)	—
Proceeds from borrowings under long-term debt arrangements	—	310.0
Payments on long-term debt	(84.7)	(811.3)
Payments for debt issuance costs	—	(1.4)
Principal payments of finance lease liabilities	(17.6)	(14.3)
Proceeds from financing obligations	—	20.9
Principal payments of financing obligations	(16.6)	(43.8)
Net cash provided by (used in) financing activities	(123.6)	128.5
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(0.3)	0.4
Increase (decrease) in cash, cash equivalents, and restricted cash	(64.5)	169.4
Cash, cash equivalents, and restricted cash at beginning of period	258.2	87.1
Cash, cash equivalents, and restricted cash at end of period	$193.7	$256.5

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$176.7	$188.1
Cash payments for income taxes, net of refunds	$8.7	$13.3

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$0.2	$77.1
Acquisition of property, equipment and software by financing obligations	3.7	20.5
Decrease in property, equipment and software accrued in liabilities	(5.6)	(21.1)
Non-cash purchases of property, equipment and software	$(1.7)	$76.5

Non-cash increase in buildings within property, equipment and software, net due to lease modification	$—	$220.3
Offering costs included in accrued liabilities	$—	$1.3
Other non-cash investing and financing activities	$1.2	$2.8

REVENUE BY SEGMENT

	Three Months Ended September 30,		% Change
(In millions, except %)	2019	2020	Actual	Constant Currency (1)
Multicloud Services	$450.2	$542.1	20.4%	19.6%
Apps & Cross Platform	81.1	83.9	3.4%	3.2%
Core Revenue	531.3	626.0	17.8%	17.1%
OpenStack Public Cloud	70.4	55.7	(20.8)%	(21.4)%
Total	$601.7	$681.7	13.3%	12.6%
(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Nine Months Ended September 30,		% Change
(In millions, except %)	2019	2020	Actual	Constant Currency (1)
Multicloud Services	$1,352.6	$1,569.0	16.0%	16.1%
Apps & Cross Platform	238.2	245.3	3.0%	3.0%
Core Revenue	1,590.8	1,814.3	14.1%	14.1%
OpenStack Public Cloud	220.2	176.6	(19.8)%	(19.7)%
Total	$1,811.0	$1,990.9	9.9%	10.0%
(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

ADJUSTED GROSS PROFIT BY SEGMENT

	Three Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2019		2020
Adjusted gross profit by segment:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$194.0	43.1%	$202.5	37.4%	$8.5	4.4%
Apps & Cross Platform	31.1	38.3%	27.7	33.0%	(3.4)	(10.9)%
OpenStack Public Cloud	35.9	51.0%	25.3	45.4%	(10.6)	(29.5)%
Adjusted Consolidated Gross Profit (1)	261.0		255.5		(5.5)	(2.1)%
Less:
Share-based compensation expense	(1.8)		(4.5)
Other compensation expense (2)	(0.6)		(1.5)
Purchase accounting impact on expense (3)	(2.5)		(1.2)
Restructuring and transformation expenses (4)	(2.3)		(2.5)
Total consolidated gross profit	$253.8		$245.8

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation.
(2)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax.
(3)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(4)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses.

	Nine Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2019		2020
Adjusted gross profit by segment:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$572.9	42.4%	$600.0	38.2%	$27.1	4.7%
Apps & Cross Platform	88.2	37.0%	84.8	34.6%	(3.4)	(3.9)%
OpenStack Public Cloud	114.2	51.9%	78.3	44.3%	(35.9)	(31.4)%
Adjusted Consolidated Gross Profit (1)	775.3		763.1		(12.2)	(1.6)%
Less:
Share-based compensation expense	(4.1)		(8.6)
Other compensation expense (2)	(1.5)		(4.9)
Purchase accounting impact on revenue (3)	0.2		—
Purchase accounting impact on expense (3)	(7.3)		(4.7)
Restructuring and transformation expenses (4)	(5.8)		(7.9)
Total consolidated gross profit	$756.8		$737.0

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation.
(2)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax.
(3)	Adjustment for the impact of purchase accounting from the November 2016 merger on revenue and expenses.
(4)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses.

KEY OPERATING METRICS

	Three Months Ended September 30,
(In millions, except %)	2019	2020
Bookings	$192.1	$314.6
Core Quarterly Net Revenue Retention Rate	99%	100%
Quarterly Net Revenue Retention Rate	99%	100%
Annualized Recurring Revenue (ARR)	$2,346.2	$2,576.4

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2020			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$450.2	$542.1	$(3.6)	$538.5	20.4%	19.6%
Apps & Cross Platform	81.1	83.9	(0.2)	83.7	3.4%	3.2%
OpenStack Public Cloud	70.4	55.7	(0.3)	55.4	(20.8)%	(21.4)%
Total	$601.7	$681.7	$(4.1)	$677.6	13.3%	12.6%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2020			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$1,352.6	$1,569.0	$1.3	$1,570.3	16.0%	16.1%
Apps & Cross Platform	238.2	245.3	0.1	245.4	3.0%	3.0%
OpenStack Public Cloud	220.2	176.6	0.2	176.8	(19.8)%	(19.7)%
Total	$1,811.0	$1,990.9	$1.6	$1,992.5	9.9%	10.0%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Adjusted Consolidated Gross Profit

Our principal measure of segment profitability is segment adjusted gross profit. We also present Adjusted Consolidated Gross Profit, which is the aggregate of segment adjusted gross profit, because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Adjusted Consolidated Gross Profit as our consolidated gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, and certain business transformation-related costs. For a reconciliation of our Adjusted Consolidated Gross Profit to our total consolidated gross profit, see “Adjusted Gross Profit by Segment” above.

Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA

We present Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Adjusted Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges related to the settlement of share-based awards in connection with the November 2016 merger, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Adjusted EBIT as net income (loss), plus interest expense and income taxes, further adjusted to exclude the impact of non-cash charges for share-based compensation and cash charges related to the settlement of share-based awards in connection with the November 2016 merger, transaction-related costs and adjustments, restructuring and transformation charges, management fees, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as Adjusted EBIT plus depreciation and amortization.

Adjusted EBIT and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Adjusted EBITDA, along with other quantitative and qualitative information, is also the principal financial measure used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Adjusted Net Income (Loss), Adjusted EBIT or Adjusted EBITDA. Our presentation of Adjusted Net Income (Loss), Adjusted EBIT and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-tiled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2019	2020	2019	2020
Net loss	$(60.5)	$(101.2)	$(55.5)	$(182.0)
Share-based compensation expense	10.5	40.2	22.8	56.8
Cash settled equity and special bonuses (a)	5.9	5.0	17.6	19.1
Transaction-related adjustments, net (b)	4.3	18.9	13.7	35.4
Restructuring and transformation expenses (c)	16.1	22.6	42.4	59.7
Management fees (d)	3.7	1.3	9.6	8.4
Net (gain) loss on divestiture and investments (e)	22.1	—	(123.4)	(0.9)
Net (gain) loss on extinguishment of debt (f)	—	37.0	(9.5)	37.0
Other (income) expense (g)	(1.3)	(0.7)	1.0	(0.4)
Amortization of intangible assets (h)	40.6	44.1	124.5	132.3
Tax effect of non-GAAP adjustments (i)	(17.6)	(30.8)	(16.1)	(67.7)
Adjusted Net Income	23.8	36.4	27.1	97.7
Interest expense	80.9	68.3	270.7	209.2
Benefit for income taxes	(9.2)	(18.1)	(6.5)	(33.4)
Tax effect of non-GAAP adjustments (i)	17.6	30.8	16.1	67.7
Adjusted EBIT	113.1	117.4	307.4	341.2
Depreciation and amortization	114.4	117.5	372.3	355.1
Amortization of intangible assets (h)	(40.6)	(44.1)	(124.5)	(132.3)
Adjusted EBITDA	$186.9	$190.8	$555.2	$564.0

(a)	Includes expense related to the cash settlement of unvested equity awards that were outstanding at the consummation of the November 2016 merger (amounting to $3 million for the nine months ended September 30, 2019 and zero for all other periods presented), retention bonuses, mainly relating to restructuring and integration projects, and, beginning in the second quarter of 2019, senior executive signing bonuses and relocation costs.
(b)	Includes legal, professional, accounting and other advisory fees related to the acquisition of Onica in the fourth quarter of 2019 and the IPO in the third quarter of 2020, integration costs of acquired businesses, purchase accounting adjustments (including deferred revenue fair value discount), payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs and lease termination expenses. We assessed these activities and determined that they did not qualify under the scope of ASC 420 (Exit or Disposal costs).
(d)	Represents historical management fees pursuant to management consulting agreements. The management consulting agreements were terminated effective August 4, 2020, and therefore no management fees have accrued or will be payable for periods after August 4, 2020.
(e)	Includes gains and losses on investment and from dispositions, including our investment in CrowdStrike.
(f)	Includes gains and losses on our repurchases of 8.625% Senior Notes.
(g)	Reflects mainly changes in the fair value of foreign currency derivatives.
(h)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(i)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for 2019 and the 2020 interim period, we based it on an average of the 2019 and estimated 2020 tax rates, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26%. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.

Adjusted Earnings Per Share (EPS)

We define Adjusted EPS as Adjusted Net Income divided by our GAAP average number of shares outstanding for the period on a diluted basis, after giving effect to the twelve-for-one stock split that was approved and effected on July 20, 2020 (the “Stock Split”), and further adjusted for the average number of shares associated with securities which are anti-dilutive to GAAP earnings per share but dilutive to Adjusted EPS. Management uses Adjusted EPS to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Adjusted EPS.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2019	2020	2019	2020
Net loss attributable to common stockholders	$(60.5)	$(101.2)	$(55.5)	$(182.0)
Adjusted Net Income	$23.8	$36.4	$27.1	$97.7

Weighted average number of shares - Diluted	165.2	186.7	165.2	172.6
Effect of dilutive securities (a)	0.9	5.9	0.8	2.8
Non-GAAP weighted average number of shares - Diluted	166.1	192.6	166.0	175.4

Net loss per share - Diluted	$(0.37)	$(0.54)	$(0.34)	$(1.05)
Adjusted EPS	$0.14	$0.19	$0.16	$0.56

(a)	Reflects impact of awards that would have been anti-dilutive to Net loss per share, and therefore not included in the calculation, but would be dilutive to Adjusted EPS and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options or vesting of restricted stock, as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.